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Exhibit 23.1

Consent of Independent Certified Public Accountants

Creative Computer Applications, Inc.
Calabasas, CA

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-71599, 333-18193, 333-18187, 333-02327, 333-02325) and on Form S-3 (File No. 33-89278) of our report dated October 24, 2003, relating to the financial statements of Creative Computer Applications, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended August 31, 2003.

BDO Seidman, LLP

Los Angeles, California
November 21, 2003

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Consent of Independent Certified Public Accountants